UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2008

PAETEC Holding Corp.

(Exact name of registrant as specified in its charter)

Delaware	000-52486	20-5339741
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One PAETEC Plaza 600 Willowbrook Office Park Fairport, New York	14450
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (585) 340-2500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On May 20, 2008, the stockholders of PAETEC Holding Corp. (the “Company”) voted at the Company’s 2008 annual meeting of stockholders to approve an amendment to the PAETEC Holding Corp. 2007 Omnibus Incentive Plan (the “2007 Plan”) containing an expanded list of performance measures for awards eligible for treatment as qualified performance-based compensation under Section 162(m) of the Internal Revenue Code. The performance measures that were added or modified are as follows: earnings before interest, taxes, depreciation and/or amortization as adjusted to exclude any one or more of non-cash compensation expense, income from discontinued operations, gain on cancellation of debt, restructuring and/or integration charges and costs, reorganization and/or recapitalization items, impairment charges, and gain or loss related to investments; free cash flow, defined as earnings before interest, taxes, depreciation and/or amortization (as adjusted to exclude any one or more of the exclusions set forth above) less capital expenditures; levered free cash flow, defined as free cash flow less interest expense; and customer satisfaction as measured using the Net Promoter Score (NPS) metric (based on surveys of customers of the Company and its subsidiaries). In addition, the 2007 Plan amendment added a provision stating that performance measures also may be used to measure performance on a per-share basis. As previously reported, the Company’s Board of Directors approved the foregoing amendment on March 26, 2008.

A copy of the 2007 Plan, including Section 14.6.4 as amended by the amendment described above, is filed as Exhibit 10.1 to this report and is incorporated by reference in this Item 5.02.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following document is herewith filed as an exhibit to this report:

Exhibit Number	Description of Exhibit

10.1	PAETEC Holding Corp. 2007 Omnibus Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAETEC Holding Corp.

Date: May 20, 2008	/s/ Charles E. Sieving
Charles E. Sieving
Executive Vice President and General Counsel (Duly Authorized Officer)

Exhibit Index

Exhibit Number	Description of Exhibit

10.1	PAETEC Holding Corp. 2007 Omnibus Incentive Plan

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